UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As previously reported, on April 22, 2019, a putative stockholder class and derivative complaint, captioned Lao v. Dalian Wanda Group Co., Ltd., et al., C.A. No. 2019-0303 (Del. Ch.) (the “Lao Action”), was filed against certain directors of AMC Entertainment Holdings, Inc. (the “Company”), Dalian Wanda Group Co. Ltd. (“Wanda”), two of Wanda’s affiliates, Silver Lake Group, L.L.C. (“Silver Lake”), and one of Silver Lake’s affiliates. On June 6, 2022, the parties to the Lao Action entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to resolve the action. On June 24, 2022, the Court scheduled a hearing for September 15, 2022 at 10 a.m. at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 to, among other things, consider whether to approve the proposed settlement.

Additional information concerning the terms of the settlement, the September 15, 2022 hearing, and the requirements for making any objections to the settlement can be found in the Stipulation and the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, which are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference and are also available on the Company’s website, at https://investor.amctheatres.com/governance/documents/default.aspx.

Item 9.01 Financial Statements and Exhibits

99.1	Stipulation and Agreement of Settlement.

99.2	Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2022	AMC ENTERTAINMENT HOLDINGS, INC.

	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer

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